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                                                               EXHIBIT NO. 23(a)





                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hearby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated February 22, 1993 included in The Hanover Companies' Form 10-K for the year ended December 26, 1992 and The Horn & Hardart Company's Form 10-K for the year ended December 26, 1992 and to all references to our Firm included in this registration statement.





                                        ARTHUR ANDERSEN & CO.

New York, New York
January 27, 1994





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